Exhibit 5.1

225 Franklin Street, 26th Floor

Boston, Massachusetts 02110

May 17, 2019

GTY Technology Holdings Inc.

1180 North Town Center Drive

Suite 100

Las Vegas, Nevada 89144

Re: GTY Technology Holdings Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is delivered to you in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by GTY Technology Holdings Inc. (the “Company”) on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for registration under the Securities Act of 5,300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the GTY Technology Holdings Inc. 2019 Omnibus Incentive Plan (the “Plan”).

We have examined the Restated Articles of Organization of the Company, the corporate minute books, the By-Laws of the Company, the Plan and the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion and have assumed, without independent inquiry, the accuracy of these documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed as copies, the authenticity and completeness of all original documents reviewed in original form and the legal competence of each individual executing such documents. We also have assumed that all corporate and other action taken by the Company to duly authorize the Plan and the issuance of shares of Common Stock under the Plan remain in full force and effect.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company under the Plan, as in effect on the date hereof, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

TCF LAW GROUP, PLLC

/s/ Neil McLaughlin

By: Neil McLaughlin

A Member